NEWS RELEASE


                                                                       CONTACTS:
                                                                  John Greenagel
                                                        Strategic Communications
                                                                  (408) 749-3310

                                                                    Toni Beckham
                                                              Investor Relations
                                                                  (408) 749-3127

                                                                    Exhibit 99.1


                      AMD REPORTS SECOND QUARTER RESULTS

  -- Company Reports Sales of $985 million, Earnings of $0.05 per Share, and
                       Record PC Processor Unit Sales  -


  SUNNYVALE, CA - July 12, 2001 - AMD today reported sales of $985,264,000 and net income of $17,352,000 for the quarter ended July 1, 2001. Net income amounted to $0.05 per diluted share, on 341 million fully diluted shares outstanding.

  Total sales declined by approximately 16 percent, and on continuing businesses, by approximately 11 percent from the second quarter of 2000. Results for the second quarter of 2000 included approximately $63 million in sales from the company's voice communications business, which was sold on August 4, 2000.

  Sales declined by approximately 17 percent from the first quarter of 2001, when AMD reported sales of $1,188,747,000 and net income of $124,837,000, or $0.37 per diluted share.

                                    -more-

     For the first six months of 2001, AMD reported total sales of $2,174,011,000 and net income of $142,189,000, or $0.43 per diluted share. For the first six months of 2000, AMD reported sales of $2,262,466,000 and net income of $396,491,000, or $1.17 per diluted share.

     AMD had record unit sales of more than 7.7 million PC processors during the quarter. Unit sales of seventh-generation AMD Athlon(TM) and AMD Duron(TM) processors were both at record levels. Average selling prices (ASPs) for PC processors declined sharply from the first quarter in the face of very aggressive pricing in a weak PC market.

     Sales of AMD memory products declined by 13 percent from the second quarter of 2000 and by 23 percent sequentially in a continuing weak demand environment.

     "In what proved to be a more challenging semiconductor business environment than anticipated, we believe we gained market share in our two principal product lines, flash memory devices and PC processors," said W.J. Sanders III, chairman and chief executive officer.

     "Demand for flash memory products continued to reflect severe weakness in the communications and networking sectors," Sanders continued. "The superiority of AMD flash memory products coupled with supply agreements with more than two-dozen leading OEMs have mitigated the impact on AMD of a severe downturn in the flash memory market. We believe we have gained market share in the flash memory arena in the first half of 2001.

     "In a weak PC market, we experienced strong demand for AMD Athlon and AMD Duron processors. Continuing the steepest ramp of any AMD processor family, unit sales of our seventh-generation PC processors grew 16 percent sequentially. The strength and breadth of our PC processor products and the superior performance and value proposition of AMD Athlon and AMD Duron processors enabled AMD to achieve record PC processor unit sales. While responding to aggressive competitive pricing depressed our revenues and earnings, we believe we continued to gain unit market share in the PC processor market during the quarter. PC processor revenues declined 11 percent sequentially, but grew nominally over the second quarter of 2000," said Sanders.

                                    -more-

Other developments

          . AMD expanded its PC processor portfolio during the second quarter with the introduction of the AMD Athlon 4 processor for mobile PCs and the AMD Athlon MP(TM) and companion AMD 760 MP(TM) chipset for workstation and server applications.

          . AMD introduced higher-performance AMD Duron and AMD Athlon processors. The 950-megahertz AMD Duron processor is the industry's highest-performance processor for the value segment of the PC market, and the 1.4-gigahertz AMD Athlon processor offers more delivered performance than any other PC processor.

          . AMD announced a breakthrough in flash memory cell architecture, known as Mirror Bit(TM) architecture that enables a flash memory device to store twice as much data as a standard flash memory device while maintaining complete pin and software compatibility without compromising AMD's industry-leading endurance of one million read-write cycles.

          .    AMD retired $517 million of 6 percent convertible debentures.

          . The company's Fab 30 in Dresden, Germany was named "Fab of the Year" by the prestigious industry publication Semiconductor International, the third time an AMD facility has claimed this honor.

          . NEC Corporation (NEC Japan), Microsoft Co., Ltd. (Microsoft Japan), and ASCII Network Technology Inc. introduced a jointly developed streaming content server powered by the 1.33-GHz AMD Athlon processor that is targeted at commercial applications.

          . AMD continued to gain support for its HyperTransport(TM) technology, enhancing its position as an industry standard. With a peak data rate of 6.4 gigabytes per second, HyperTransport technology moves information faster within PCs, networking systems, and communications devices. More than 100 companies now support HyperTransport technology.

                                    -more-

Current Outlook

     The company's outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially. The company's current outlook is based on the following projections.

     Demand for flash memory products continues to be weak, driven primarily by the continued severe weakness in the communications and networking sectors. Visibility in this product segment is poor, and the company projects a sequential decline in sales for the third quarter.

     PC industry unit growth for 2001 is less than previously forecasted, and the company now believes that industry unit shipments will be approximately flat for the year. Based on a normal seasonal pattern, which would show a pick-up in market demand for PCs in the third quarter, the company expects that unit sales of its AMD PC processors in the current quarter will again be at record levels with ASPs under continuing pressure.

     Weakness in the communications and networking sectors continues to impact the company's foundry services and other IC products, and the company projects that these revenues will continue to decline in the third quarter.

     If current conditions prevail, the company expects that overall revenues could decline in the range of 10 to 15 percent in the current quarter. With a decline in sales of this magnitude, the company would report an operating loss.

     Normal seasonality coupled with a recovery in some of the markets for flash memory products should enable the company to increase revenues and return to solid profitability in the fourth quarter.


AMD Teleconference

     AMD will hold a teleconference for the financial community at 2:30 PM Pacific Standard Time today to discuss second-quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its web site at http://www.amd.com or
                                  ------------------
http://www.streetfusion.com. The webcast will be available for two weeks after
---------------------------
the teleconference.

                                    -more-

Cautionary Statement

     This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainty that could cause actual results to differ materially from current expectations. Risks include the possibility that global business and economic conditions will worsen; that demand for personal computers and, in turn, demand for the company's seventh-generation PC processors will be lower than currently expected; that Intel Corporation pricing, marketing programs, new product introductions or other activities targeting the company's processor business will prevent attainment of the company's current PC processor sales plans; that changes in customer needs and the product introductions and capacity expansion of competitors will continue to effect the demand for the company's flash memory products; that the company will not continue to be successful in ramping production of the company's highest-performance AMD Athlon processors in Fab 30; that the company will not be able to produce seventh-generation processors in the volume, performance mix or with the feature set necessary to meet market requirements and the company's current plans and goals; that third parties may not provide timely or adequate infrastructure solutions to support the company's seventh-generation processors; and that the company will not be able to continue to gain market share in its principal product lines. We urge investors to review in detail the risks and uncertainties in the company's Securities and Exchange Commission filings, including but not limited to the report on Form 10-K for the year ended December 31, 2000, and the report on Form 10-Q for the quarter ended April 1, 2001.

About AMD

     AMD is a global supplier of integrated circuits for the personal and networked computer and communications markets with manufacturing facilities in the United States, Europe, Japan, and Asia. AMD, a Fortune 500 and Standard & Poor's 500 company, produces microprocessors, flash memory devices, and support circuitry for communications and networking applications. Founded in 1969 and based in Sunnyvale, California, AMD had revenues of $4.6 billion in 2000. (NYSE:
AMD).

                                    -more-

                                    --30--

WORLD WIDE WEB: Press Announcements and other information about AMD are available on the Internet via the World Wide Web. Type http://www.amd.com at
                                                        ------------------
the URL prompt.

NOTE TO EDITOR: Readers may obtain additional information by calling 1-800-222-9323 or 408-749-3060. Technical Support Email: hw.support@amd.com
                                                ------------------

AMD, the AMD logo, AMD Athlon, AMD Duron and combinations thereof are trademarks of Advanced Micro Devices, Inc. in the United States and other jurisdictions.

Advanced Micro Devices, Inc.
CONSOLIDATED BALANCE SHEETS
(Thousands)

                                                                                                  July 1,            December 31,
                                                                                                    2001                2000*
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              (unaudited)
Assets

Current assets:
      Cash, cash equivalents and short-term investments                                            $ 1,057,163            1,293,165
      Accounts receivable, net                                                                         728,356              547,200
      Inventories                                                                                      400,849              343,541
      Deferred income taxes                                                                            188,946              218,527
      Prepaid expenses and other current assets                                                        175,522              255,256

------------------------------------------------------------------------------------------------------------------------------------

              Total current assets                                                                   2,550,836            2,657,689

Property, plant and equipment, net                                                                   2,668,271            2,636,467
Investment in joint venture                                                                            377,639              261,728
Other assets                                                                                           234,207              211,851

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                                                                                                   $ 5,830,953           $5,767,735
====================================================================================================================================

Liabilities and Stockholders' Equity

Current liabilities:
      Accounts payable                                                                             $   314,606           $  477,369
      Accrued compensation and benefits                                                                121,523              172,815
      Accrued liabilities                                                                              315,928              276,721
      Income tax payable                                                                                38,184               74,806
      Deferred income on shipments to distributors                                                      67,407               92,828
      Current portion of long-term debt, capital
        lease obligations and other                                                                    220,080              129,570
------------------------------------------------------------------------------------------------------------------------------------

              Total current liabilities                                                              1,077,728            1,224,109

Deferred income taxes                                                                                  198,203              203,986
Long-term debt, capital lease obligations and other,
      less current portion                                                                             754,717            1,167,973

Stockholders' equity:
      Capital stock:
        Common stock, par value                                                                          3,464                3,141
      Capital in excess of par value                                                                 1,955,498            1,406,290
      Retained earnings                                                                              1,998,450            1,856,261
      Accumulated other comprehensive loss                                                            (157,107)             (94,025)
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              Total stockholders' equity                                                             3,800,305            3,171,667

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                                                                                                   $ 5,830,953           $5,767,735
====================================================================================================================================

*Derived from the December 31, 2000 audited financial statements of Advanced Micro Devices, Inc.

Advanced Micro Devices, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Thousands except per share amounts)

                                                                   Quarter Ended                              Six Months Ended
                                                                    (Unaudited)                                 (Unaudited)
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                                                  July 1,           Apr. 1,           July 2,            July 1,          July 2,
                                                   2001              2001              2000               2001             2000
------------------------------------------------------------------------------------------------------------------------------------
Net sales                                          $985,264        $1,188,747       $1,170,437         $2,174,011       $2,262,466

Cost of sales                                       636,199           714,830          612,567          1,351,029        1,218,324
Research and development                            171,114           157,760          155,651            328,874          316,948
Marketing, general and
    administrative                                  156,291           149,138          152,022            305,429          296,328


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                                                    963,604         1,021,728          920,240          1,985,332        1,831,600

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Operating income                                     21,660           167,019          250,197            188,679          430,866

Interest income and other, net                       12,308            18,823           19,935             31,131           41,063
Interest expense                                    (20,199)          (21,645)         (11,244)           (41,844)         (22,723)

-----------------------------------------------------------------------------------------------------------------------------------

Income before income taxes and
    equity in joint venture                          13,769           164,197          258,888            177,966          449,206

Provision for income taxes                            3,717            52,543           51,778             56,260           51,778

-----------------------------------------------------------------------------------------------------------------------------------

Income before equity in joint
    venture                                          10,052           111,654          207,110            121,706          397,428

Equity in net income (loss) in
    joint venture                                     7,300            13,183               32             20,483             (937)

-----------------------------------------------------------------------------------------------------------------------------------

Net income                                         $ 17,352        $  124,837       $  207,142         $  142,189       $  396,491

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Net income per common share

Basic                                              $   0.05        $     0.40       $     0.67         $     0.44       $     1.30

Diluted                                            $   0.05        $     0.37       $     0.60         $     0.43       $     1.17

------------------------------------------------------------------------------------------------------------------------------------

Shares used in per share calculation

  - Basic                                           330,120           314,347          309,116            322,234          305,438
  - Diluted                                         340,533           351,785          352,437            332,183          348,160

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